Exhibit 3.1

10270973/1	DUPLICATE FOR THE FILE
Number 392565
1723803

Certificate of Incorporation

PUC - Public Unlimited Company

I hereby certify that

PERRIGO FINANCE UNLIMITED COMPANY

formerly registered as PLC - Public Limited Company

has this day been re-registered under the Companies

Act 2014 as PUC - Public Unlimited Company

Given under my hand at Dublin, this

Thursday, the 29th day of October, 2015

for Registrar of Companies

Certificate handed to/:	A & L Goodbody International Financial Services Centre, North Wall Quay, Dublin I.

Signed:	Date: 29th October 2015

*	Delete as appropriate

9470248/1	DUPLICATE FOR THE FILE
Number 392565
1608314

Certificate of Incorporation

on change of name

I hereby certify that

ELAN FINANCE PUBLIC LIMITED COMPANY

having, by a Special Resolution of the Company,

and with the approval of the Registrar of Companies,

changed its name, is now incorporated as

a limited company under the name

PERRIGO FINANCE PUBLIC LIMITED COMPANY

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Tuesday, the 4th day of November, 2014

for Registrar of Companies

Certificate handed to/posted to *:	Niall Kavanagh Perrigo Company, Plc Treasury Building Lower Grand Canal Street Dublin 2

Signed:	Date:

*	Delete as appropriate

4022837/1 Number 392565	DUPLICATE FOR THE FILE

Certificate of Incorporation

I hereby certify that

ELAN FINANCE PUBLIC LIMITED COMPANY

is this day incorporated under

the Companies Acts 1963 to 2003.

and that the company is limited.

Given under my hand at Dublin, this

Tuesday, the 19th day of October, 2004

for Registrar of Companies

Certificate handed to/:	Goodbody Secretarial International Financial Services Centre 25/28 North Wall Dublin 1

Signed:	Date: 20th October 2004

*	Delete as appropriate